UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019 (November 7, 2019)

APPLIED THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38898	81-3405262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

545 5th Avenue, Suite 1400 New York, NY 10173	10173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 220-9319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	APLT	The Nasdaq Stock Market LLC

Item 1.01.                Entry into a Material Definitive Agreement.

On November 7, 2019, Applied Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) with a select group of accredited investors (collectively, the “Purchasers”).  Pursuant to the Securities Purchase Agreement, the Purchasers have agreed to purchase 1,380,344 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) expected to result in gross proceeds to the Company of approximately $20 million at a price of $14.50 per share before deducting placement agent commissions and other offering expenses.  The closing of the purchase and sale of the Shares is expected to occur on or about November 12, 2019, subject to the satisfaction of customary closing conditions.

The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers requiring the Company to register the resale of the Shares.  The Company is required to prepare and file a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable, but in no event later than 90 days following the closing of the Private Placement (the “Filing Deadline”), and to use commercially reasonable efforts to have the registration statement declared effective within 60 days of the Filing Deadline, subject to extension under the terms of the Registration Rights Agreement.

The Shares to be issued to the Purchasers under the Securities Purchase Agreement will be issued pursuant to an exemption from registration under Rule 506 of Regulation D, which is promulgated under the Securities Act of 1933 (the “Securities Act”).  The Company relied on this exemption from registration based in part on representations made by the Purchasers.

The sale of the Shares pursuant to the Securities Purchase Agreement has not been registered under the Securities Act or any state securities laws.  The Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the Shares described herein.

The Company intends to use the net proceeds from the Private Placement to fund development of its drug candidates.

The above description of the material terms of the Private Placement is qualified in its entirety by reference to the Securities Purchase Agreement attached hereto as Exhibit 10.1 and the Registration Rights Agreement attached hereto as Exhibit 10.2.

Item 3.02.                Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 is hereby incorporated by reference in response to this Item 3.02 of Form 8-K.

Item 8.01.                Other Items.

On November 12, 2019, the Company issued a press release announcing its entry into the Securities Purchase Agreement with the Purchasers.  A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated November 7, 2019, by and among the Company and the Purchasers.

10.2	Registration Rights Agreement, dated November 7, 2019, by and among the Company and the Purchasers.

99.1	Press Release dated November 12, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED THERAPEUTICS, INC.

Dated: November 12, 2019	By:	/s/ Mark Vignola
	Name:	Mark Vignola, Ph.D.
	Title:	Chief Financial Officer